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                                                                     Exhibit 4.7


                          Dated as of February 24, 1997



Teachers Insurance and Annuity
 Association of America
730 Third Avenue
New York, New York  10017

Metropolitan Life Insurance Company
334 Madison Avenue
Convent Station, New Jersey  07936

Metropolitan Insurance and Annuity Company
334 Madison Avenue
Convent Station, New Jersey  07936


Ladies and Gentlemen:

     Reference is made to those certain Note Purchase Agreements between Hutchinson Technology Incorporated, a Minnesota corporation (the "Company"), and each of Metropolitan Life Insurance Company and Metropolitan Insurance and Annuity Company (each, a "Series A Purchaser") and Teachers Insurance and Annuity Association of America (the "Series B Purchaser"), each dated as of July 26, 1996 (collectively, the "Agreements"), providing for the issuance to the Series A Purchasers of the 7.85% Senior Notes due 2003 of the Company dated July 26, 1996 in the aggregate original principal amount of $25,000,000 (the "Series A Notes"), and the issuance to the Series B Purchaser of the 8.07% Senior Note due 2006 of the Company dated November 26, 1996 in the original principal amount of $25,000,000 (the "Series B Note"). The Series A Purchaser and the Series B Purchaser, or their respective successors or assigns (collectively, the "Noteholders"), are the registered holders of 100% of the aggregate outstanding principal amount of the Series A Notes and the Series B Notes (collectively, the "Notes") as reflected in the Note Register required to be maintained by the Company pursuant to Section 10.1 of each of the Agreements, and the Noteholders whose signatures are affixed below hold at least 66-2/3% of the aggregate unpaid principal amount of the Notes outstanding as of the date hereof.

     The Company has informed the Noteholders that it desires to amend the Agreements in certain respects as of the date hereof, and the Noteholders have agreed to such an amendment as more fully described below.

     Now, therefore, the Company and the Noteholders (by their acceptance hereof) hereby agree as follows:

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     1.   AMENDMENT TO SECTION 6.5(a)(i).  Section 6.5(a)(i) of each of the
Agreements is amended by restating clause (i) thereof in its entirety as follows:

          (i) readily marketable direct obligations of the United States of America or of any agency or instrumentality thereof the obligations of which are backed by the full faith and credit of the United States of America or readily marketable obligations unconditionally guaranteed by the United States of America or by any such agency or instrumentality, in each case (A) maturing on or before March 1, 1999, PROVIDED that the aggregate amount of all such obligations at any one time outstanding shall not exceed $50,000,000, or (B) maturing within one year from the date of acquisition thereof;

     2. MISCELLANEOUS. Except as specifically amended hereby, all terms and provisions of each of the Agreements shall remain in full force and effect.
This Letter Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. Capitalized terms used but not otherwise defined in this Letter Amendment shall have the meanings assigned to them by each of the Agreements.


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     If you are in agreement with the foregoing, please so indicate by executing the form of acknowledgment set forth below, whereupon this letter shall become a binding agreement effective as of the date hereof.

                                   Very truly yours,

                                   HUTCHINSON TECHNOLOGY
                                    INCORPORATED


                                   By /s/ John A. Ingleman
                                     -------------------------------------------
                                     Its  C.F.O.
                                        ----------------------------------------

Agreed to and accepted as of
the date first above written.

TEACHERS INSURANCE AND ANNUITY
 ASSOCIATION OF AMERICA

By /s/ Marie A. Shmaruk
  ----------------------------------------
  Its MARIE A. SHMARUK
     -------------------------------------
     Associate Director Private Placements
     -------------------------------------


METROPOLITAN LIFE INSURANCE COMPANY

By /s/ Bob Noll
  ----------------------------------------
  Its Bob Noll Vice President
     -------------------------------------

METROPOLITAN INSURANCE AND ANNUITY COMPANY

By /s/ Bob Noll
  ----------------------------------------
  Its Bob Noll Vice President
     -------------------------------------


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